Exhibit 99.1
FOR IMMEDIATE RELEASE
Ambac Settles RMBS Litigations Against Bank of America
NEW YORK, Oct. 7, 2022--Ambac Financial Group (NYSE: AMBC), a financial services holding company whose subsidiaries include Ambac Assurance Corporation (“AAC”), today announced that AAC entered into an agreement to settle all of its claims against Bank of America and related entities for $1.84 billion.
This settlement materially exceeds the amount of subrogation recovery recorded on Ambac’s 2Q 2022 financial statements. As a result, Ambac estimates that it will record a gain with respect to the settlement of approximately $390 million, net of reinsurance and discount accretion and call premiums on AAC’s secured debt. A portion of this gain will be recognized in Ambac’s third quarter financial results and the remaining portion will be recognized in Ambac’s fourth quarter financial results.
In accordance with its contractual obligations, AAC will repay all outstanding Sitka Notes of approximately $1.21 billion (including the associated call premium) as well as approximately $213 million of Tier 2 Notes. Funds are expected to be received within 10 days following the satisfaction of certain conditions, including dismissal of the pending RMBS litigations.1 Complete third quarter financial results will depend on numerous other factors that will be included in Ambac's third quarter 2022 Form 10-Q.
For the period ending June 30, 2022, Ambac recorded a gross subrogation recovery on its balance sheet of $1.48 billion related to RMBS representation and warranty litigation, of which, $1.38 billion related to Bank of America litigation.1 The balance of the gross subrogation recovery relates to AAC’s case against Nomura Credit & Capital, Inc. and Nomura Holding America Inc.
Claude LeBlanc, President and Chief Executive Officer, stated, “Ambac is very pleased to have reached this settlement with Bank of America, which materially advances our strategic priority to progress AAC to a stable runoff and further maximizes optionality for our legacy financial guaranty business.”
1 Includes the following pending litigations: Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Countrywide Securities Corp., Countrywide Financial Corp., and Bank of America Corp. (Supreme Court of the State of New York, County of New York, Case No. 653979/2014, filed on December 30, 2014). Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Countrywide Securities Corp., Countrywide Financial Corp. (a.k.a. Bank of America Home Loans) and Bank of America Corp. (Supreme Court of the State of New York, County of New York, Case No. 651612/2010, filed on September 28, 2010), and Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. First Franklin Financial Corporation, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Inc., Merrill Lynch Mortgage Lending, Inc., and Merrill Lynch Mortgage Investors, Inc. (Supreme Court of the State of New York, County of New York, Case No. 651217/2012, filed April 16, 2012).
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in runoff. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.

The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty program insurance business, the distribution business, or related businesses; (3) the inability of AAC to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements, or changes in estimated RMBS litigation recoveries over time; (4) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) potential for rehabilitation proceedings or other regulatory intervention against AAC; (7) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (8) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (9) our inability to generate the significant amount of cash needed to service our debt and financial obligations, including through litigation recoveries or disposition of assets, and our inability to refinance our indebtedness; (10) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (11) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) the impact of catastrophic public health, environmental or natural events, including events like the COVID-19 pandemic, or global or regional conflicts, on significant portions of our insured portfolio; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (15) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (16) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (17) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (18) disagreements or disputes with Ambac's insurance regulators; (19) loss of control rights in transactions for which we provide financial guarantee insurance; (20) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (21) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (22) adverse impacts from changes in prevailing interest rates; (23) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange Benefits, LLC; (24) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (25) factors that may negatively influence the amount of installment premiums paid to Ambac; (26) risks relating to determinations of amounts of impairments taken on investments; (27) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (28) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (29) system security risks, data protection breaches and cyber attacks; (30) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (31) failures in services or products provided by third parties; (32) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (33) fluctuations in foreign currency exchange rates; (34) failure to realize our business expansion plans or failure of such plans to create value; (35) greater competition for our specialty property & casualty program insurance business; (36) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (37) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (38) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (39) other risks and uncertainties that have not been identified at this time.
CONTACTS
Investors:
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3177
csebaski@ambac.com
Media:
Kate Smith
Director, Corporate Communications
(212) 208-3452
ksmith@ambac.com
Source: Ambac Financial Group, Inc.